Consent of Independent Certified Public Accountants

   We have issued our report dated April 21, 2004 accompanying the financial statements of Insured Municipals Income Trust, 139th Insured Multi-Series as of February 29, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                        Grant Thornton LLP

Chicago, Illinois
June 24, 2004